Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 20, 2012, with respect to the consolidated financial statements included in the Annual Report of Aetrium Incorporated on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Aetrium Incorporated on Form S-8 (File No. 333-111748, effective January 7, 2004).

/s/GRANT THORNTON LLP

Minneapolis, Minnesota

March 20, 2012